As filed with the Securities and Exchange Commission on May 2, 1997

                                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                      First Union Student Loan Trust 1997-1
                   (Name of trust issuing Asset Backed Notes)
                 of which First Union National Bank is Depositor
      (Exact name of registrant as specified in its governing instruments)



        United States                                22-1147033
   (Jurisdiction of Organization)          (I.R.S. Employer Identification No.)

                             ----------------------

                      FIRST UNION STUDENT LOAN TRUST 1997-1
                      c/o [Name of Eligible Lender Trustee]
                                    [Address]
                                 [Phone Number]
                    (Address of principal executive offices)
                           --------------------------
                       [Name of Eligible Lender Trustee],
       as Eligible Lender Trustee of First Union Student Loan Trust 1997-1
                                    [Address]
                                 [Phone Number]
                   ATTENTION: [CORPORATE TRUST ADMINISTRATION]
                     (Name and address of agent for service)
                           --------------------------
                                The Commission is
               requested to send copies of all communications to:

  KARSTEN P. GIESECKE, ESQ.            MARION A. COWELL, JR., ESQ.                    R. MICHAEL DURRER, ESQ.
 Cadwalader, Wickersham & Taft           First Union Corporation                     Kilpatrick Stockton LLP
   201 South College Street              301 South College Street                    301 South College Street
      Charlotte, NC 28244          Charlotte, North Carolina 28288-0013        Charlotte, North Carolina 28202-6001
        (704) 348-5100                        (704) 374-6161                              (704) 338-5083

                           --------------------------

     Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                           --------------------------

                                 CALCULATION OF
                                REGISTRATION FEE
--------------------------------------------------------------------------------

    Title of Each Class of Securities           Amount to           Proposed Maximum       Proposed Maximum          Amount of
            to be Registered                  be Registered        Offering Price Per     Aggregate Offering      Registration Fee
First Union Student Loan Trust 1997-1             $1,000,000              100%                $1,000,000              $303.03
    Asset Backed Notes..................

*Estimated for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses Of Issuance And Distribution.

     Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions to be incurred with the issuance and distribution of the shares.)

SEC Filing Fee.........................................   $303.03
Indenture Trustee's Fees...............................         *
Eligible Lender Trustee's Fees.........................         *
Legal Fees and Expenses................................         *
Accounting Fees and Expenses...........................         *
Blue Sky and Legal Investment Fees and Expenses........         *
Printing Fees and Expenses.............................         *
Rating Agency Fees and Expenses........................         *
Miscellaneous..........................................         *
     Total.............................................   $     *
--------------
*  Not determinable at this time.


Item 15. Indemnification Of Directors And Officers.

     The Sale Agreement and the Master Servicing Agreement will provide that no director, officer, employee or agent of the Depositor is liable to the Trust or the Securityholders, except for any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their respective duties under such Sale Agreement and Master Servicing Agreement, or by reason of reckless disregard of such duties. The Sale Agreement and the Master Servicing Agreement will further provide that with the exceptions stated above, a director, officer, employee or agent of the Depositor is entitled to be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with legal action relating to such Sale Agreement and Master Servicing Agreements and related Securities, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of such Sale Agreement and Master Servicing Agreements, or otherwise incidental to the performance of obligations and duties thereunder; and (ii) incurred in connection with any violation of any state or federal securities law.

     First Union Corporation maintains directors and officers liability insurance for the benefit of its subsidiaries, which provides coverage of up to $80,000,000, subject to certain deductible amounts. In general, the policy insures (i) the Depositor's directors and, in certain cases, its officers against any loss by reason of any of their wrongful acts, and/or (ii) the Depositor against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

     Under agreements which may be entered into by the Depositor, certain controlling persons, directors and officers of the Depositor may be entitled to indemnification by underwriters and agents who participate in the distribution of Securities covered by the Registration Statement against certain liabilities, including liabilities under the Securities Act.


Item 16. Exhibits.

Exhibits

1.1 Form of Underwriting Agreement*

4.1 Form of Indenture (including forms of Notes)*

4.2 Form of Trust Agreement (including form of Certificates)*

4.3 Form of Master Servicing Agreement*

4.4 Form of Sale Agreement*

4.5 Form of Administration Agreement*

4.6 Form of Guarantee Agreements*

5.1 Opinion of Counsel to the Issuer as to legality*

8.1 Opinion of Special Federal Income Tax Counsel to the Issuer as to certain federal income tax matters*

23.1 Consents of Counsel and Special Federal Income Tax Counsel to Issuer (included in exhibits 5.1 and 8.1)*

24.1 Power of Attorney (included on page II-4 of this Registration Statement)

25.1 Statement of Eligibility and Qualification on Form T-1 of  [_____________],
as   Indenture   Trustee,   under  the   Indenture   relating   to  the   Notes*

-----------------------
* To be filed by amendment.


Item 17. Undertakings.

         The undersigned registrant hereby undertakes:

              (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

              (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Depositor pursuant to the provisions contained in foregoing provisions or otherwise, the Depositor has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the reimbursement by the Depositor of expenses incurred or paid by a director, officer or controlling person of the Depositor in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Depositor will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey, on May 2, 1997.

                               FIRST UNION NATIONAL BANK


                               as depositor for First Union Student
                               Loan Trust 1997-1


                               By: /s/Robert A. Dressel
                                   --------------------
                                   Name:   Robert A. Dressel
                                   Title:  Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian E. Simpson, James F. Powers and Stephen J. Antal, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement and any or all other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                                    Title                                  Date
/s/Anthony P. Terracciano           Chairman of the Board, Director and Chief            May 2, 1997
----------------------------------  Executive Officer (Principal Executive
                                    Officer)

/s/Anthony R. Burriesci             Director and Chief Financial Officer                 May 2, 1997
----------------------------------  (Principal Financial Officer)


/s/James H. Hatch                   Chief Accounting Officer (Principal                  May 2, 1997
----------------------------------  Accounting Officer)


/s/Michael A. Gallagher             Director                                             May 1, 1997
----------------------------------


/s/George R. Halvorsen              Director                                             May 2, 1997
----------------------------------


/s/Michael L. LaRusso               Director                                             May 2, 1997
----------------------------------


/s/ Donald C. Parcells              Director                                             May 2, 1997
----------------------------------

                                  EXHIBIT INDEX

1.1 Form of Underwriting Agreement*

4.1 Form of Indenture (including forms of Notes)*

4.2 Form of Trust Agreement (including form of Certificates)*

4.3 Form of Master Servicing Agreement*

4.4 Form of Sale Agreement*

4.5 Form of Administration Agreement*

4.6 Form of Guarantee Agreements*

5.1 Opinion of Counsel to the Issuer as to legality*

8.1 Opinion of Special Federal Income Tax Counsel to the Issuer as to certain federal income tax matters*

24.1 Consents of Counsel and Special Federal Income Tax Counsel to Issuer (included in exhibits 5.1 and 8.1)*

25.1 Power of Attorney (included on page II-4 of this Registration Statement)

26.1 Statement of Eligibility and Qualification on Form T-1 of [_____________], as Indenture Trustee, under the Indenture relating to the Notes*

--------
*  To be filed by amendment.